UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 21, 2026

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
7.299% Corporate Units	NEE.PRS	New York Stock Exchange
7.234% Corporate Units	NEE.PRT	New York Stock Exchange
7.375% Corporate Units	NEE.PRV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)NextEra Energy, Inc. (NEE) held its 2026 Annual Meeting of Shareholders (2026 Annual Meeting) on May 21, 2026. At the 2026 Annual Meeting, NEE's shareholders approved three management proposals and did not approve one shareholder proposal. One shareholder proposal was not properly presented for a vote. The proposals are described in detail in NEE's definitive proxy statement on Schedule 14A for the 2026 Annual Meeting (Proxy Statement), filed with the Securities and Exchange Commission on April 1, 2026.

(b)The final voting results with respect to each proposal voted upon at the 2026 Annual Meeting are set forth below.

Proposal 1

NEE's shareholders elected each of the twelve nominees to the Board for a one-year term, as set forth below:

	FOR	% VOTES CAST FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Nicole S. Arnaboldi	1,629,278,266	99.0%	15,882,656	2,501,152	219,253,474
James L. Camaren	1,565,949,726	95.2%	79,012,613	2,699,735	219,253,474
Naren K. Gursahaney	1,564,178,301	95.1%	80,806,046	2,677,727	219,253,474
Kirk S. Hachigian	1,501,016,548	91.3%	143,522,094	3,123,432	219,253,474
Maria G. Henry	1,629,585,823	99.1%	15,601,240	2,475,011	219,253,474
John W. Ketchum	1,553,758,655	94.5%	90,885,427	3,017,992	219,253,474
Amy B. Lane	1,492,487,263	90.7%	152,574,689	2,600,122	219,253,474
Geoffrey S. Martha	1,619,158,489	98.4%	25,515,445	2,988,140	219,253,474
David L. Porges	1,598,358,888	97.2%	46,549,085	2,754,101	219,253,474
Deborah L. "Dev" Stahlkopf	1,616,066,321	98.2%	29,015,913	2,579,840	219,253,474
John A. Stall	1,630,683,623	99.1%	14,184,214	2,794,237	219,253,474
Darryl L. Wilson	1,609,162,709	97.8%	35,781,141	2,718,224	219,253,474

Proposal 2

NEE's shareholders ratified the appointment of Deloitte & Touche LLP as NEE's independent registered public accounting firm for 2026, as set forth below:

FOR	% VOTES CAST FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,729,943,133	92.8%	133,706,756	3,265,659	—

Proposal 3

NEE's shareholders approved, by non-binding advisory vote, NEE's compensation of its named executive officers as disclosed in the Proxy Statement, as set forth below:

FOR	% VOTES CAST FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,444,310,601	88.2%	193,158,674	10,192,799	219,253,474

Proposal 4

NEE’s shareholders did not approve a shareholder proposal entitled “Paris Agreement Alignment” that requested NEE publish a report describing if and how the Company plans to reduce its total contribution to climate change and align its operations and investments with the Paris Agreement's goal of maintaining global temperatures well below 2 degrees Celsius, and ideally, 1.5 degrees Celsius, as set forth below:

FOR	% VOTES CAST FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
563,397,263	34.6%	1,066,491,763	17,773,048	219,253,474

Proposal 5

A shareholder proposal entitled “Report on Net Zero Business Performance Risks” that requested the Board of Directors of NEE prepare a report within the next year, evaluating the potential costs and benefits to NEE created by aggressive emission reduction policies was not properly presented for a vote because the proponent failed to present the proposal personally or through a qualified representative at the 2026 Annual Meeting. If the shareholder proposal had been properly presented, the shareholder proposal would not have been approved by the shareholders, as set forth below:

FOR	% VOTES CAST FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
19,503,100	1.2%	1,608,524,689	19,634,285	219,253,474

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 27, 2026

NEXTERA ENERGY, INC.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President, Chief Legal, Environmental and Federal Regulatory Affairs Officer